Exhibit 8(u)
FUND PARTICIPATION AGREEMENT Among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY Wells Fargo Variable Trust and Well Fargo Funds Distributor, LLC

                 THIS AGREEMENT, made and entered into as of this 1st day of October, 2005 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule E attached hereto (the “GWL&A Account(s)”); FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “First GWL&A”), a New York life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule E (the “First GWL&A Account(s)”); (the GWL&A Account(s), and the First GWL&A Account(s) may be referred to herein individually, or collectively as the “Accounts”) (GWL&A and First GWL&A may be referred to herein individually, each as an “Insurance Party,” or collectively as the “Insurance Parties”); Wells Fargo Variable Trust, a statutory trust organized under the laws of Delaware (hereinafter the “Fund”), Wells Fargo Funds Distributor, LLC (hereinafter the “Distributor) a limited liability company organized under the laws of Delaware and GWFS Equities, Inc. (“GWFS”), a broker/dealer affiliate of the Insurance Parties.

                 WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”), and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); offering shares of beneficial interest (the “Fund shares”) consisting of one or more separate series (“Series”) of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets and which Series may be subdivided into various classes (“Classes”) with each such Class supporting a distinct charge and expense arrangement; and

WHEREAS, the Fund was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and
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variable life insurance policies offered by insurance companies and may also be utilized by qualified retirement plans; and

                 WHEREAS, an order of the Securities and Exchange Commission dated September 28, 1998, (File No. 812-11158) grants certain separate accounts supporting variable life insurance policies, their life insurance company depositors, and their principal underwriters, exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, and from Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary for such separate accounts to purchase and hold Fund shares at the same time that such shares are sold to or held by separate accounts of affiliated and unaffiliated insurance companies supporting either variable annuity contracts or variable life insurance policies, or both, or by qualified pension and retirement plans (the “SEC Order”); and

                 WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, the Distributor has the exclusive right to distribute Fund shares to qualifying investors; and

                 WHEREAS, GWL&A is the issuer of certain unregistered variable annuity contracts supported wholly or partially by the GWL&A Accounts (“GWL&A Contracts”) and First GWL&A is the issuer of certain unregistered variable annuity contracts supported wholly or partially by the First GWL&A Account (“First GWL&A Contracts”), (collectively, the “Contracts”) to be made available to owners thereof, including any participants or employees of such owners as applicable (“Contract owners”); and

                 WHEREAS, the GWL&A Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the GWL&A Contracts, and the First GWL&A Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of First GWL&A, under the insurance laws of the State of New York, to set aside and invest assets attributable to the First GWL&A Contracts; and

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                 WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Parties intend to purchase shares in the Fund(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of their respective Accounts to fund the applicable Contracts, and the Fund is authorized to sell such shares to unregistered unit investment trusts such as the Accounts at net asset value; and

                 WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) to fund the Contracts; and

                 WHEREAS, GWL&A has arrangements with First GWL&A, its subsidiaries, affiliates, or other qualified third party sub-contractors to provide administrative services, including certain services related to certain performances contemplated herein by First GWL&A; and

                 WHEREAS, GWL&A and First GWL&A intend to utilize their NSCC member broker/dealer affiliate, GWFS Equities, Inc. (“GWFS”), which is and at all times shall remain, duly registered with the SEC as a broker-dealer under the 1934 Act and a member of the NASD, to transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the Accounts, and alone, or with the assistance of a recordkeeping affiliate, to perform certain recordkeeping functions associated with the transfer of Fund shares into and out of the Accounts in order to recognize certain organizational economies; and

                 WHEREAS, GWFS serves as the principal underwriter of the Accounts issued by the Insurance Parties and shall be the entity entitled to receive payments from the Distributor pursuant to Rule 12b-1 under the Investment Company Act of 1940; and

NOW, THEREFORE, in consideration of the promises made herein, the Insurance Parties, the Fund, and the Distributor agree as follows:

ARTICLE I.                                Sale of Fund Shares

                 1.1.          All purchases, redemptions and exchanges of Designated Portfolio shares for the Accounts, in addition to the pricing and correction thereof, of Designated Portfolio shares shall be governed by and subject to the terms of the Trading and NSCC Networking Agreement entered into by and between GWFS Equities, Inc., Wells Fargo Funds Management, LLC, and

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Wells Fargo Funds Distributor, LLC, and dated April 8, 2005, as mutually amended by the Parties from time to time. Trading activity that occurs outside of the NSCC shall be governed by the operating procedures described on attached Exhibit A.

                 1.2.          Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported immediately upon discovery to GWL&A or First GWL&A, as applicable. The Trust or its agent will promptly correct any such errors and promptly recalculate transactions made under this Agreement using the correct net asset value, dividends or capital gains consistent with the Trust’s then current net asset value error correction policy (including the policy’s definition of the term “material”), Notwithstanding Section 1.1 hereof, if an adjustment is necessary to correct an error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Distributor to GWL&A or First GWL&A, as applicable, for crediting of such amounts to the applicable Contract owner accounts. The Distributor shall not be responsible for payment of any costs of reprocessing transactions in units issued by the Accounts arising out of an error in the calculation of a Designated Portfolio’s net asset value, dividends or capital gains distributions if such error is discovered and corrected within five business days. Upon notification by the Distributor of any overpayment due to an error, GWL&A or First GWL&A, as applicable, shall promptly remit to Distributor any overpayment that has not been paid to the applicable Contract owners; however, Distributor acknow ledges that GWL&A or First GWL&A, as applicable, does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall GWL&A or First GWL&A, as applicable, be liable to Contract owners for any such adjustments or underpayment amounts.

                 1.3.          Limits on Purchasers. The Distributor and the Trust shall sell Trust shares only to life insurance companies and their separate accounts and to persons or plans (“Qualified Persons”) that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Trust and constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h), GWL&A and First GWL&A hereby represent and warrant that they and each Account are Qualified Persons. The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement is in effect between the Distributor, the Trust and the insurance

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company containing provisions substantially the same as those in Article II, Sections 4.5 and 4.6, and Article XIII of this Agreement. The Distributor and the Trust shall not sell more than 10% of any Designated Portfolio’s shares to any participating plan unless an agreement is in effect between the Distributor, the Trust and the trustee (or other fiduciary) of the Plan containing provisions substantially the same as those in Article III, Sections 4.5 and 4.6 and Article XIII of this Agreement. The Distributor and the Trust shall not sell Trust shares to any participating plan unless a written acknowledgement of the foregoing condition is received from the trustee (or other fiduciary) of the Plan.

                 1.4.          Disruptive Trading. The Trust has adopted policies designed to prevent frequent purchases and redemptions of any Designated Portfolio shares in quantities great enough to disrupt orderly management of the Designated Portfolio’s investment portfolio. These policies are disclosed in the Funds’ prospectus. From time to time, the Trust and the Distributor implement procedures reasonably designed to enforce the Trust’s disruptive trading policies and shall provide a written description of such procedures (and revisions thereto) to the Insurance Parties. Such procedures may include the imposition of redemption fees. GWL&A and First GWL&A agree to develop, adopt and maintain policies regarding transactions in the Accounts reasonably designed to complement the Trust’s disruptive trading policies, and to implement procedures reasonably designed, from time to time, to effectuate the Trust’s procedures for preventing disruptive trading in Designated Portfolio shares.

ARTICLE II. Representations and Warranties of GWL&A and First GWL&A

                 2.1.          GWL&A represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the GWL&A Account prior to any issuance or sale of units thereof as a segregated asset account under Colorado Law. First GWL&A represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the First GWL&A Account prior to any issuance or sale of units thereof as a segregated asset account under New York law.

                 2.2.          GWL&A and First GWL&A further represent that they will offer and sell the Contracts in compliance in all material respects with all applicable federal and state laws and regulations, including, but not limited to, state insurance laws and federal securities laws suitability requirements and that such Contracts have been filed, qualified and/or approved for

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sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered.

                 2.3          GWL&A and First GWL&A further represent and warrant, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the “Code”), that the Contracts are currently treated as annuity contracts under applicable provisions of the Code, and that they will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be treated or that they might not be so treated in the future. In addition, GWL&A and First GWL&A represent and warrant that the Accounts are “segregated asset accounts” and that interests in the Accounts are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. GWL&A and First GWL&A will use every effort to continue to meet such definitional requirements, and they will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE III. Representations and Warranties of the Fund and Distributor

                 3.1.          The Fund and Distributor represent and warrant that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

                 3.2.          The Fund agrees to comply with applicable provisions and Securities and Exchange Commission (“SEC”) staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to any adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund finances distribution expenses pursuant to Rule 12b-l, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b- 1 under the 1940 Act to finance distribution expenses.

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                 3.3.          The Fund represents and warrants that it will make every effort to ensure that its investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with applicable state insurance laws and other applicable laws to the extent required to perform this Agreement. The Fund and Distributor represent and warrant that they will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all applicable state insurance and securities laws. The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of t he various states if and to the extent required by applicable law. The Insurance Parties and the Fund will endeavor to cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”), and to keep each other informed of any Law Change that becomes known to either party. Distributor and the Fund are under no obligation to cooperate with respect to modifications necessitated by any change in state insurance laws, regulations, or interpretations thereof that affect the Fund. However, they may make any such modifications if, in their reasonable discretion, they determine that such modifications are in the best interest of the Fund’s shareholders.

                 3.4.          The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and that Wells Fargo Funds Management, LLC, the Fund’s investment adviser, is registered as an investment adviser under all applicable federal and state securities laws and that it will perform its obligations to the Fund in accordance with any applicable state and federal securities laws.

3.5. Section Intentionally omitted

                 3.6.          The Distributor represents and warrants that it is a limited liability company duly organized and in good standing under Delaware law and that it is registered as a broker-dealer under federal and applicable state securities laws and is a member in good standing of the NASD.

                 3.7.          The Fund and the Distributor represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-l under the 1940 Act or related

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provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                 3.8.          The Fund will provide the Insurance Parties with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Insurance Parties in order to implement any such change in an orderly manner. The Fund agrees to share in expenses incurred by the Insurance Parties as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule B attached hereto and incorporated herein by reference.

ARTICLE IV. Prospectuses and Proxy Statements: Voting

                 4.1.          If applicable state or federal laws or regulations, or SEC interpretations, require that prospectuses for the Fund be distributed to Contract owners, then at least annually, the Distributor shall provide the Insurance Parties with as many copies of the Fund’s current prospectus for the Designated Portfolio(s) as the Insurance Parties may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule B hereof. The Fund and Distributor agree that in the future, the Insurance Parties may request that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) describe only the Designated Portfolio(s) and not name or describe any other portfolios or series that may be in the Fund, unless required by law. Should the Insurance Parties determine that they will make the prospectuses available in an electronic format, the Fund or Distributor, as applicable agree to assist the Insurance Parties in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule B hereof.

                 4.2.          If applicable state or federal laws or regulations, or SEC interpretations, require that the Statement of Additional Information (“SAI”) for the Fund be distributed to Contract owners, then the Distributor shall provide the Insurance Parties with copies of the Fund’s SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule B hereof, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract owners. The Distributor and/or the Fund shall also provide SAIs to any Contract owner or prospective owner who requests such

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SAI from the Fund (although it is anticipated that such requests will be made to the Insurance Parties).

                 4.3.          The Distributor shall provide the Insurance Parties with copies of the Fund’s proxy material, reports to shareholders and other communications to shareholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule B hereof, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract owners, as required by law. The Insurance Parties may not alter any material so provided by the Trust or the Distributor without the prior written consent of the Distributor.

                 4.4.          It is understood and agreed that, except with respect to information regarding the Insurance Parties provided in writing by the Insurance Parities, the Insurance Parties shall not be responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

4.5. If and to the extent required by law, each Insurance Party shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Designated Portfolio(s) shares held in its respective Account in accordance with instructions received from Contract owners; and

(iii)
vote Designated Portfolio shares held in its respective Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. GWL&A and First GWL&A reserve the right to vote Fund shares held in any of their respective Accounts in their own right, to the extent permitted by law.

Except with respect to matters as to which each Insurance Party has the right under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Designated Portfolio shares without regard to voting instructions from Contract owners, neither GWL&A nor First GWL&A nor any of their affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract owners) of matters put before the shareholders.

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                   4.6.          The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

                5.1.          Each Insurance Party shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that such Insurance Party develops or proposes to use and in which the Fund (or a Designated Portfolio thereof), its or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) business days prior to its use. No such material shall be used if the Fund objects to such use within five (5) business days after receipt of such material. After receiving the Trust’s or Distributor’s consent to the use of any such material, no further changes may be made without obtaining the Trust’s or Distributor’s consent to such changes. The Trust or the Distributor may at any t ime in its sole discretion revoke such written consent, and upon notification of such revocation, the applicable Insurance Party shall no longer use the material subject to such revocation. Notwithstanding the foregoing, the Insurance Parties shall not be required to provide any material for review hereunder that is not altered by the Insurance Parties and is provided to them by a third party on behalf of the Fund.

                5.2.          The Insurance Parties shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved in writing by the Fund, or the Distributor except with the permission of the Fund or the Distributor.

                 5.3.          The Fund or the Distributor shall furnish, or shall cause to be furnished, to the Insurance Parties, a copy of each piece of sales literature or other promotional material in which the Insurance Parties and/or their Account(s), is named at least ten (10) business days

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prior to its use. No such material shall be used if the Insurance Parties object to such use within five (5) business days after receipt of such material.

                 5.4.          The Fund and the Distributor shall not give any information or make any representations on behalf of the Insurance Parties or concerning the Insurance Parties, any of the Accounts, or the Contracts, other than the information or representations contained in the registration statement, prospectus or SAI for a Contract, if any, or in the Contracts themselves, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Insurance Parties or their designee, except with the permission of the Insurance Parties.

                 5.5.          The Fund will provide to the Insurance Parties at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities.

                 5.6.          For purposes of Articles V and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                 5.7.          At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

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ARTICLE VI. Fees and Expenses

                 6.1.          The parties will bear certain expenses in accordance with Schedule B, as well as Articles IV and VI hereof. Pursuant to the distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act, the Trust shall pay the Distributor and the Distributor shall pay the principal underwriter or distributor of the Contracts for activities primarily intended to result in the sale of the Contracts. In addition, the Insurance Parties will receive the fees in connection with the subject matter of this Agreement as described in the Fee Letter Agreement, entered into by and between Great-West Life & Annuity Insurance Company, First Great-West Life & Annuity Insurance Company, and Wells Fargo Funds Management, LLC, dated __________, 2007, as may be amended from time to time.

                 6.2.          All expenses incident to performance by the Fund and Distributor under this Agreement shall be paid by the appropriate party, as further provided in Schedule B. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

                 6.3.          The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund’s prospectus and distribution (mailing costs) of the Fund’s proxy materials and reports to owners of the Contracts, which may be required by law, in accordance with Schedule B.

                 6.4.          The Fund and the Distributor acknowledge that a principal feature of the Contracts is the Contract owner’s ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract’s cash value between funds and portfolios. The Fund and the Distributor agree to cooperate with the Insurance Parties in facilitating the operation of the Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

ARTICLE VII.                     Diversification and Qualification

                 7.1            The Fund and the Distributor represent and warrant that the Fund will at all times sell its shares and invest its assets in such a matter as to ensure that the Contracts will

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be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Distributor represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Distributor agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts.

                 7.2.          The Fund and the Distributor represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

                 7.3.          The Fund or the Distributor will notify the Insurance Parties immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

                 7.4.          Without in any way limiting the effect of Sections 8.3 and 8.4 hereof and without in any way limiting or restricting any other remedies available to the Insurance Parties, the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Section 7.1 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure.

                 7.5.          The Fund at the Fund’s expense shall provide the Insurance Parties or their designees with reports certifying compliance with the aforesaid Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule D and incorporated herein by reference; provided, however, that providing such reporting does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

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                 7.6.         The Insurance Parties shall ensure that at the time each Contract is issued it is treated as a life insurance, endowment, or annuity contract under applicable provisions of the Code, and that as long as the Accounts hold shares of the Trust the Insurance Parties shall maintain such treatment for each outstanding Contract. The Insurance Parties shall notify the Trust and the Distributor immediately upon having any basis for believing that the Contracts will not be treated as life insurance, endowment, or annuity contracts under applicable provisions of the Code.

                 7.7.         The Insurance Parties shall ensure that no Designated Portfolio fails to remain eligible for “look-through” treatment under Treasury Regulation 1.817-5(f) by reason of a current or future failure of the Insurance Parties, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations. The Insurance Parties shall notify the Trust and the Distributor immediately upon having any basis for believing that the failure of the Insurance Parties, the Accounts or the Contracts to comply with any applicable requirements of the Code of Treasury Regulations could render a Designated Portfolio ineligible, or jeopardize a Designated Portfolio’s eligibility, for “look-through” treatment under Treasury Regulation 1.817(f). In the event of such a failure, the Insurance Parties shall take all necessary steps to cure any such failure, including, if necessary, obtaining a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service at the Insurance Parties’ expense.

7.8. The Insurance Parties shall ensure that any Prospectus offering a variable life insurance Contract in circumstances where it is reasonably probable that such Contract would be a “modified endowment contract,” as that term is defined in Section 7702A of the Internal Revenue Code, will identify such Contract as a modified endowment contract.

ARTICLE VII. Indemnification

8.1. Indemnification By the Insurance Parties

                 8.1(a). Each Insurance Party (solely with respect to its respective Account(s)) agrees to indemnify and hold harmless the Fund and the Distributor and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the applicable Insurance Party) or litigation (including reasonable legal and other expenses) to which the

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Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Parties by or on behalf of the Fund for use in its respective registration statement or prospectus or SAI for the Contracts or the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in registration statements or prospectuses or SAIs or sales literature or other promotional material of the Fund not supplied by the Insurance Parties or persons under their control) or wrongful conduct of the Insurance Parties or persons under the Insurance Parties’ control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectuses or SAIs or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Insurance Parties; or

(iv)	arise as a result of any failure by the Insurance Parties to provide the services and furnish the materials under the terms of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Insurance Parties in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Parties, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

                 8.1(b). The Insurance Parties shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful

15

misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

                 8.1(c). The Insurance Parties shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Insurance Parties in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Insurance Parties of any such claim shall not relieve either Insurance Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that such Insurance Party has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, either Insurance Party shall be entitled to participate, at its own expense, in the defense of such action. Either Insurance Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurance Party to such party of its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 8.1(d).The Indemnified Parties will promptly notify the Insurance Parties of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2. Section Intentionally omitted

8.3. Indemnification By the Fund

                 8.3(a). The Fund agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation

16

(including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VII of this Agreement); or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

                 8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

                 8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party

17

independently in connection with the defense thereof other than reasonable costs of investigation.

                 8.3(d). Each Insurance Party agrees to promptly notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the applicable Account, or the sale or acquisition of shares of the Fund.

8.4. Indemnification by the Distributor

                 8.4(a). The Distributor agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor or Fund by or on behalf of the Insurance Parties for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund or the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

18

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Parties by or on behalf of the Distributor or Fund; or

(iv)
arise as a result of any failure by the Fund or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VII of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; or

(vi)	arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VII hereof.

                 8.4(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

                 8.4(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall

19

be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 8.4(d). Each Insurance Party agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the applicable Account.

ARTICLE IX. Applicable Law

                 9.1.      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

                 9.2.      This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.       Termination

10.1.	This Agreement shall terminate:

(a)      at the option of any party, with or without cause, with respect to some or all Portfolios, upon three (3) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

(b)      at the option of the Insurance Parties by written notice to the other parties with respect to any Designated Portfolio based upon the Insurance Parties’ determination that shares of such portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)      at the option of the Insurance Parties by written notice to the other parties with respect to any Designated Portfolio in the event any of the portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the

20

underlying investment media of the Contracts issued or to be issued by the Insurance Parties; or

(d)      at the option of the Fund or Distributor in the event that formal administrative proceedings are instituted against any Insurance Party by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding such Insurance Party’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund or Distributor as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Insurance Party to perform its obligations under this Agreement; or

(e)       at the option of the Insurance Parties in the event that formal administrative proceedings are instituted against the Fund or the Distributor or by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if the Insurance Parties reasonably determine in their sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Distributor to perform their obligations under this Agreement; or

(f)       at the option of the Insurance Parties by written notice to the Fund with respect to any Designated Portfolio if the Insurance Parties reasonably believe that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications; or

(g)       at the option of either the Fund or the Distributor, if (i) the Fund or the Distributor respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either Insurance Party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on such Insurance Party’s ability to perform its obligations under this Agreement, (ii) the Fund or the Distributor notifies such Insurance Party of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by such Insurance Party and any other changes in circumstances since the giving of such a notice, the determination of the Fund or the Distributor shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(h)      at the option of the Insurance Parties if (i) the Insurance Parties shall determine, in their sole judgment reasonably exercised in good faith, that the Fund or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund’s or Distributor’s ability to perform its obligations under this Agreement, (ii) the Insurance Parties notify the Fund or Distributor, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or Distributor and any other changes in circumstances since the giving of such a notice, the determination of the Insurance Parties shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

21

(i)      at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in 10.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement or

(j)      at the option of the Insurance Parties by written notice to the Fund with respect to any Designated Portfolio if the Insurance Parties reasonably believe that the Designated Portfolio will fail to meet the Subchapter M qualifications specified in Article VII hereof.

                 10.2.      Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a) in the event of any termination, the notice period may shortened by mutual written agreement of the parties;

(b)       in the event any termination is based upon the provisions of Section 10.1(d) or 10.1(e) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)       in the event any termination is based upon the provisions of Section 10.1(b), 10.1(c), or 10.1(f), the prior written notice shall be given 60 days advance of the effective date of termination, which date shall be determined by the party sending the notice.

                 10.3.        Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, at the option of the Insurance Parties, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts of the Insurance Parties in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of such Existing Contracts (and any participants thereof) shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of a dditional purchase payments under such Existing Contracts.

                 10.4.        Surviving Provisions. Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts,

22

all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

                 10.5.        The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Insurance Parties to redeem Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Insurance Parties shall specify the period of time the Insurance Parties have to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Insurance Parties may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the SEC Order or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Insurance Parties agree to redeem shares in the circumstances described herein with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Designated Portfolio, the Insurance Parties, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account’s investment in the respective Designated Portfolio.

ARTICLE XI. Notices

                 Any notice shall be made in writing and delivered to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund or the Distributor:
National Accounts Wells Fargo Advantage Funds 525 Market Street, 12th Floor MAC A0103-123 San Francisco, CA 94105

If to GWL&A:

Great-West Life & Annuity Insurance Company 8525 East Orchard Road
23

Greenwood Village, CO 80111
Attention: Al Cunningham, Director, PNP Operations
PC: Beverly Byrne, Chief Legal Officer, Financial Services and Securities Compliance

If to First GWL&A:

First Great-West Life & Annuity Insurance Company

c/o Great-West Life & Annuity Insurance Company

8515 East Orchard Road
Greenwood Village, CO 80111
Attention: Beverly Byrne, Chief Legal Officer, Financial Services and Securities Compliance

ARTICLE XII. Miscellaneous

                 12.1.        The parties hereto acknowledge that any nonpublic personal information (as defined by applicable law or regulation promulgated under Title V of the Gramm-Leach-Bliley Act of 1999 (the “Act”)) of Contract owners (and any participant thereof, as applicable) will be disclosed or utilized solely to carry out the terms of this Agreement or pursuant to an exception contained in any applicable law or regulation promulgated under the Act. Further, the Fund and Distributor agree to maintain and enforce procedures for the safeguarding and protection of such nonpublic personal information at least as rigorous as those required to be used by the Insurance Parties under applicable law. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

                 12.2.        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                 12.3.         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                 12.4.         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                 12.5.         Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance

24

regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado and/or New York Insurance Commissioner(s) with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Insurance Parties are being conducted in a manner consistent with the applicable state’s applicable laws or regulations.

                  12.6.        Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the NASD Arbitration Rules, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  12.7.         The   rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                  12.8.         This Agreement or any of the rights and obligations hereunder may not be assigned by any party, except to an affiliate, without the prior written consent of all parties hereto.

                  12.9.        The Insurance Parties are hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the Fund and the Distributor pursuant to this Agreement shall be limited in any case to the Fund and the Distributor and their respective assets and the Insurance Parties shall not seek satisfaction of any such obligation from the shareholders of the Fund, the Distributor or their officers, employees or agents thereof.

                  12.10.     The   Fund and the Distributor agree that the obligations assumed by the Insurance Parties pursuant to this Agreement shall be limited in any case to the Insurance Parties and their respective assets and neither the Fund nor Distributor shall seek satisfaction of any such obligation from the shareholders of any of the Insurance Parties, the directors, officers, employees or agents thereof, or any of them, except to the extent permitted under this Agreement.

25

12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Distributor and the Fund.

12.12. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

                  12.13.     None of the parties hereto shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters.

ARTICLE XIII Potential Conflicts

                 13.1.        SEC Order. The parties to this Agreement acknowledge that the Fund has obtained an SEC order (the “SEC Order”) granting exemptions from various provisions of the 1940 Act and the rules thereunder to Participant Accounts supporting variable life insurance policies to the extent necessary to permit them to hold Fund shares when Fund shares also are sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons. The SEC Order is conditioned upon the Fund and each Participating Insurance Company complying with conditions and undertakings substantially as provided in this Article. The Fund will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Insurance Parties pursuant to this Article.

                 13.2.         Insurance Party Monitoring Requirements. Each Insurance Party will monitor its operations and those of the Fund for the purpose of identifying any material

26

irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts.

                  13.3.        Insurance Party Reporting Requirements. Each Insurance Party shall report any conflicts or potential conflicts to the Fund Board and will provide the Fund Board, at least annually, with all information reasonably necessary for the Fund Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order. Each Insurance Party also shall assist the Fund Board in carrying out its obligations including, but not limited to: (a) informing the Fund Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Fund Board may reasonably request. The Insura nce Parties will carry out these obligations with a view only to the interests of Contract Owners.

                  13.4.        Fund Board Monitoring and Determination. The Fund Board shall monitor the Fund for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Fund Trustees who are not interested persons of the Fund as defined in the 1940 Act (the “disinterested trustees”) shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately reme dies any material irreconcilable conflict. The Fund Board shall give prompt written notice to the Insurance Parties and Participating Plan of any such determination. Minutes of the meetings of the Fund Board, or other appropriate records of the Fund, shall record all reports received by the Board regarding such conflicts and all actions taken by the Board in response.

                  13.5.        Undertaking to Resolve Conflict. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Insurance Parties will, at their own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including (1) establishing a new registered management investment company, and (2) withdrawing assets from the Fund attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different

27

investment medium (including another Fund) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Insurance Parties will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

                  13.6.        Withdrawal. If a material irreconcilable conflict arises because of the Insurance Parties’ decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, if Fund Board so requests, the Insurance Parties will redeem the shares of the Fund to which the disregarded voting instructions relate and terminate this Agreement with respect to the Account through which such Contracts were issued. No charge or penalty, however, will be imposed in connection with such a redemption.

                  13.7.        Expenses Associated with Remedial Action. In no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract. The Insurance Parties shall not be required by this Article XIII to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

                  13.8.        Successor Rules. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the SEC Order, then (a) the Fund and/or the Insurance Parties, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable.

Article XIV      Anti-Money Laundering.

                 14.1     The Insurance Parties shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Fund information about individuals, entities, organizations and countries

28

suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act. In particular, each Insurance Party agrees that:

•
as part of processing an application for a Contract, it will verify the identity of applicants and, if an applicant is not a natural person, will verify the identity of prospective principal and beneficial owners submitting an application for a Contract,

•
as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify the identity of Contract Owners, including the identity of principal and beneficial owners of Contracts held by non-natural persons,

•
as part of processing an application for a Contract, it will verify that no applicant, including prospective principal or beneficial Contract Owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the Office of Foreign Asset Control (“OFAC”) list of such persons,

•
as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify that no Contract Owner, including a principal or beneficial Contract Owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the Office of Foreign Asset Control (“OFAC”) list of such persons,

•
it will ensure that money tendered to the Fund as payment for Fund shares did not originate with a bank lacking a physical place of business (i.e., a “shell” bank) or from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force, and

•
if any of the foregoing cease to be true, the Fund or its agents, in compliance with the USA Patriot Act or Bank Secrecy Act, may seek authority to block transactions in Account units arising from accounts of one or more such Contract Owners with the Insurance Parties or of one or more of either Insurance Party’s accounts with the Fund.

                 The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Insurance Parties information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.

ARTICLE XV    Complaints and Proceedings

                 15.1    The Trust and/or the Distributor shall immediately notify the Insurance Parties of: (i) the issuance by any court or regulatory body of any stop order, cease and desist

29

order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust’s Registration Statement or the Prospectus of any Designated Portfolio; (ii) any request by the SEC for any amendment to the Trust’s Registration Statement or the Prospectus of any Designated Portfolio; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Trust shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Designated Portfolio in any state or jurisdiction, including, without limitation, any circumstance in which (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (B) such law precludes the use of such shares as an underlying investment medium for the Contracts or the Accounts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                                 The Insurance Parties shall immediately notify the Trust and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts’ Registration Statement or the Contracts’ Prospectus; (ii) any request by the SEC for any amendment to the Contracts’ Registration Statement or Prospectus; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws. The Insurance Parties will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                                 Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts.

30

                                 Each Insurance Party shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to the Insurance Parties any complaints it has received from Contract Owners relating to the Contracts or the Insurance Parties.

31

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer, Christopher Bergeon

By:
Title: V.P.
Date: 8/8/2007

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer, Susan Gile

By:
Title: V.P.
Date: 8/13/07

Wells Fargo Variable Trust

By its authorized officer,

By:
Title: C. David Messman, Secretary
Date: 9/20/07

Wells Fargo Funds Distributor, LLC

By its authorized officer,

By:
Title: Randy Henzle, Senior Vice President
Date: 9.19.07
32

GWFS Equities, Inc.

By its authorized officer,

By:
Title: President
Date: 10/15/07
32b

SCHEDULE A

DESIGNATED PORTFOLIOS

Wells Fargo Advantage VT Asset Allocation Fund
Wells Fargo Advantage VT C&B Large Cap Value Fund
Wells Fargo Advantage VT Discovery Fund
Wells Fargo Advantage VT Equity Income Fund
Wells Fargo Advantage VT International Core Fund
Wells Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Money Market Fund
Wells Fargo Advantage VT Multi Cap Value Fund
Wells Fargo Advantage VT Opportunity Fund
Wells Fargo Advantage VT Small Cap Growth Fund
Wells Fargo Advantage VT Total Return Bond Fund

SCHEDULE B EXPENSES

The Fund or Distributor and the Insurance Parties (“GWL&A” in this Schedule B) will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs and responsibilities set forth in the tables below.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense

Fund Prospectus (Including Annual Updates)	Printing of prospectuses, or compiling of electronic prospectus, if needed in the future	GWL&A	Fund or Distributor, as applicable

	The Distributor shall supply GWL&A with such numbers of the Designated Portfolio(s) prospectus(es) as IPS hall reasonably request	GWL&A	Fund or Distributor, as applicable

	Distribution to Contract owners in connection with initial rollout of Fund in connection with the Contracts	GWL&A	GWL&A

	Distribution to New and GWL&A Contract owners other than as above	GWL&A	GWL&A

	Distribution to Prospective Contract owners other than as above	GWL&A	GWL&A

Contract Prospectus (including Annual Updates)	Printing for GWL&A Contract owners	GWL&A	GWL&A

	Printing for Prospective Contract owners	GWL&A	GWL&A

	Distribution to New and GWL&A Contract owners	GWL&A	GWL&A

	Distribution to Prospective Contract owners	GWL&A	GWL&A

Fund Prospectus Update/Sticker	Distribution to Contract owners (including labor and printing) if Required by Fund, or Distributor	Fund or Distributor	Fund or Distributor, as applicable

	Distribution to Contract owners (including labor and printing) if Required by GWL&A	GWL&A	GWL&A

Contract Prospectus Update/Sticker	Distribution to Contract owners (including labor and printing) if Required by Fund, or Distributor	GWL&A	Fund or Distributor, as applicable

34

	Distribution to Contract owners (including labor and printing) if Required by GWL&A	GWL&A	GWL&A

Fund SAI	Printing	Fund, Distributor	Fund or Distributor, as applicable

	Distribution	GWL&A	GWL&A

Contract SAI	Printing	GWL&A	GWL&A

	Distribution	GWL&A	GWL&A

Proxy Material for Fund:	Printing if proxy required by Law	Fund or Distributor	Fund or Distributor, as applicable

	Distribution to Contract owners (including labor, if required) if proxy required by Law	GWL&A	GWL&A

	Printing & distribution if required by GWL&A	GWL&A	GWL&A

Fund Annual & Semi-Annual Report	Printing of combined reports	GWL&A	Fund or Distributor, as applicable

	Distribution	GWL&A	GWL&A

Other communication to New and Prospective Contract owners	Distribution (including labor and printing) if required by Fund or Distributor	GWL&A	Fund or Distributor, as applicable

	Distribution (including labor and printing) if required by GWL&A	GWL&A	GWL&A

Item	Function	Party Responsible for Coordination	Party Responsible for Expense

Other communication to GWL&A Contract owners	Distribution (including labor and printing) if required by the Fund or Distributor	GWL&A	Fund or Distributor, as applicable

	Distribution (including labor and printing) if required by GWL&A	GWL&A	GWL&A

Errors in Share Price calculation	Cost of error to participants	GWL&A	Fund or Distributor, as applicable

	Cost of administrative work to correct error, if error is not corrected within 5 business days	GWL&A	Fund or Distributor, as applicable

Substitution Orders	Application for, and	GWL&A	Fund or
35

implementation of (including necessary printing and mailings), substitution orders required as a result of Fund action		Distributor, as applicable

Operations of the Fund	All operations and related
expenses, including the cost of registration and qualification of shares, taxes on the issuance or
transfer of shares, cost of
management of the business
affairs of the Fund, and expenses
paid or assumed by the fund
pursuant to any Rule 12b-l plan	Fund or Distributor	Fund or Distributor, as applicable

36

SCHEDULE C NON-COMPETE PROVISIONS

The Insurance Parties intend to offer Fund and Distributor, as applicable, access to their, or their affiliates’ or their parent company’s (each, a “Company,” collectively, the “Companies”) current and prospective customers (hereinafter “Customers”) so that Customers will have the option of purchasing the Designated Portfolio shares of the Fund. Fund and Distributor, as applicable, desires to make the Designated Portfolio(s) available to Customers, yet acknowledges that under certain circumstances, the ability of Fund or Distributor, as applicable, to solicit business from Customers should be subject to special limitations in exchange for the increased ability to offer its product through a Company’s introduction. An introduction will consist of a Company’s inclusion of the Designated Portfolio(s) in the Retirement Plan Product offered to a Customer for that Customer’s consideration.

1.
In the scenario where any one of the Companies introduces Fund or Distributor, as applicable, in any manner to a Customer which ultimately purchases a Retirement Plan Product from one of the Companies, and one of the Companies includes the Designated Portfolio(s) in the products offered to that Customer, Fund and Distributor, as applicable, agree not to utilize any confidential information (which shall include, but not be limited to, all facts, circumstances, information, data, plans, projects and technical or commercial knowledge gained in relation to a Company, or received from a Company, including, but not limited to, information regarding customers (such as retirement plans and plan participants), employees, suppliers servicing methods, programs, fees, strategies and related information) received in connection with offering its product to Customer in any solicitation of Retirement Plan Product Business from that Custome r. Further, Fund and Distributor, as applicable, will not attempt to contact Customers regularly nor attempt to sell its mutual funds directly to Customer on a stand-alone basis while the Designated Portfolio(s) are included in a Company’s arrangement with the Customer. For purposes of this Agreement “Retirement Plan Product” includes, but is not limited to, group or individual annuity contracts, GIC’s, separate accounts and wrapped or unwrapped mutual funds whether sold separately or in conjunction-with each other.

2.
In the scenario where any one of the Companies introduces the Fund or Distributor in any manner to a Customer which ultimately purchases a Retirement Plan Product from a Company and the Customer does not select the Fund, the Fund or Distributor may directly communicate with Customer about Retirement Plan Product business and may sell product directly to Customer provided it does not utilize the confidential information referred to above.

3.
In the scenario where any one of the Companies introduces Fund or Distributor in any manner to a Customer which does not purchase a Retirement Plan Product from a Company, the Fund and Distributor are not subject to any prohibitions regarding sales to and communications with that Customer. Likewise, there are no prohibitions where none of the Companies provides an introduction.

A Company may decide in its discretion when it desires to provide an introduction to one of its Customers. A Company has no obligation to provide introductions to its Customers.
37

SCHEDULE D Reports per Section 7.4

                With regard to the reports relating to the quarterly testing of compliance with the requirements of Subchapter M under the Code and the regulations thereunder, the Fund shall provide within twenty (20) Business Days of the close of the calendar quarter a report to the Insurance Parties in the Form D1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

                 With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as “RIC status,” the Fund will provide the reports on the following basis: (i) the last quarter’s quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be provided 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

(a) Less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

(b) Less than fifty percent of the value of total assets consists of assets specified in Section 851(b)(3)(A); and

(c) No more than twenty-five percent of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(3)(B).
38

FORM D1 CERTIFICATE OF COMPLIANCE

For the quarter ended:

               I, ________________, a duly authorized officer, director or agent of ____________________ Fund hereby swear and affirm that ___________________________________ Fund is in compliance with all requirements of Subchapter M of the Code and the regulations thereunder as required in the Fund Participation Agreement among Great-West Life & Annuity Insurance Company Wells Fargo Variable Trust and Wells Fargo Funds Distributor, LLC other than the exceptions discussed below:

Exceptions	Remedial Action

______________________________________
________________________________________________
__________________________________________________________
______________________________________
______________________________________
_______________
______________________________________
________________________________________________
_____________________
_______________
______________________________________
_______________
______________________________________
_________________________________________________
_______________
______________________________________
_______________

If no exception to report, please indicate “None.”

Signed this _____ day of _____, _____.

(Signature)

By:
(Type or Print Name and Title/Position)
39

SCHEDULE E SEPARATE ACCOUNTS

Great-West Life & Annuity Insurance Company

FutureFunds Series Account Variable Annuity-1 Series Account COLI VUL-2 Series Account COLI VUL-4 Series Account

First Great-West Life & Annuity Insurance Company

Variable Annuity-1 Series Account COLI VUL-2 Series Account COLI VUL-4 Series Account
40

EXHIBIT A Operating Procedures for Trading outside of the NSCC

(a)             Receipt of requests for transactions in the Accounts on any Business Day by GWL&A prior to the Trust’s close of business as defined from time to time in the applicable Prospectus for such Designated Portfolio (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that same Business Day, provided that the Trust receives actual and sufficient notice of such request by 9:00 a.m. Eastern Time on the next following Business Day (the “Notice Day”). Such notice may be communicated by facsimile to the office or person designated for such notice by the Trust.

(b)             GWL&A shall pay for shares of each Designated Portfolio on the Notice Day. Payment for the Designated Portfolio shares shall be made in federal funds transmitted to the Trust by wire to be received by the Trust by 2:00 pm Eastern Time on the Notice Day (unless the Trust determines and so advises GWL&A that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by GWL&A on behalf of the Accounts). In no event may proceeds from the redemption of shares requested pursuant to an order received by GWL&A after the Trust’s close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust’s close of business on such day. If the issuance of shares is canceled because federal funds are not timely re ceived, GWL&A shall indemnify the respective Designated Portfolio and Distributor with respect to all costs, expenses and losses relating thereto. Upon the Trust’s receipt of federal funds so wired, such funds shall cease to be the responsibility of GWL&A and shall become the responsibility of the Trust. If federal funds are not received on time, such funds will be invested, and the Designated Portfolio shares purchased thereby will be issued, as soon as practicable after actual receipt of such funds but in any event not on the same day that the purchase order was received.

(c)             Payment for Designated Portfolio shares redeemed by the Accounts or GWL&A shall be made in federal funds transmitted by wire to GWL&A (or any person designated in writing by GWL&A), such funds normally to be transmitted by 6:00 p.m. Eastern Time on the Notice Day of the redemption order for the Designated Portfolio shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Designated Portfolios), except that the Trust reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by GWL&A.

(d)             Prior to the first purchase of any Trust shares hereunder, GWL&A and the Trust shall provide each other with all information necessary to effect wire transmissions of federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and GWL&A, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. GWL&A and the Trust shall observe customary procedures to protect the confidentiality and security of such information, but the Trust shall not be liable to GWL&A for any breach of security.

(e)              The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Designated Portfolio or by the requirements of applicable law.

41

Wells Forgo Funds Management, LLC 525 Market Street, 12th Floor San Francisco, CA 94105

August 1, 2007

Great-West Life & Annuity Insurance Company 8525 East Orchard Road Greenwood Village, CO 80111

First Great-West Life & Annuity Insurance Company 8515 Each Orchard Road Greenwood Village, CO 80111

Dear Ms. Beverly Byrne:

Re: Fee Letter Agreement and Administrative Services

                 Pursuant to the Participation Agreements by and among Great-West Life & Annuity Insurance Company (“GWL&A”), First Great-West Life & Annuity Insurance Company (“First GWL&A”), (GWL&A and First GWL&A may collectively be referred herein as the “Companies”), Wells Fargo Variable Trust (the “Trust”), Wells Fargo Funds Distributor (the “Distributor”), and GWFS Equities, Inc, Companies will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Schedule A (each a “Fund” and collectively the “Funds”).

                 In recognition of the reduction in administrative expenses that derives from Companies’ performance of said administrative services to the variable annuity contracts and variable life insurance policies (the “Contracts”), effective as of October 1, 2005, Wells Fargo Funds Management, LLC (the “Manager”) agrees to pay Companies the fee specified below for each Fund specified in Schedule A to this Letter Agreement.

1. Administrative Expense Payments

(a)
Subject to paragraph (c) of this section, the Manager agrees to pay the Companies at the end of each month an amount equal to the percentages of average daily net assets shown on Schedule A hereto for each applicable Fund during the month.

(b)	The Manager shall calculate and make the payment described in paragraph (a) of this section within 15 days of the end of each month without demand or notice from the Companies.

(c)	The Companies and the Manager understand that the Manager may enter into similar administrative services agreements with other insurance companies with regard to any Fund.

2. Services Provided by the Companies

The Companies agree to provide the following administrative services to the Manager, the Trust and the Funds:

•
periodic reporting of information to the Trust, such reports to indicate the number owners of Contracts that hold through a Contract interests in each Account as defined in the Participation Agreement.

•	printing of annual and semi-annual shareholder reports and other shareholder communications and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	printing of Fund prospectuses and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	preparation, printing and distribution of confirmation and quarterly account statements to owners of Contracts.

•
preparation and printing of proxy statements and other proxy material and distribution of the same to owners of Contracts indirectly invested in the Funds to which such statements and materials relate.

•	solicitation of Contract owner voting instructions and tabulation of the same.

•	provision of telephone inquiry support and other personal services (as defined in NASD Rule 2830(d)) to Contract owners invested in the Funds.

•	provision of other administrative support to the Manager, the Trust or the Funds as mutually agreed from time to time between the Manager and the Companies.

•	transmission of purchase and redemption requests to the Trust’s transfer agent.

•	prepare and provide reports to third-party reporting services.

•	relieve the Trust or the Funds of other incidental administrative services generally provided by mutual funds to their shareholders by providing the same to Contract owners.

                 The Manager and the Companies understand that the Companies are obligated by the Participation Agreement to perform, provide or pay for certain of the foregoing services and payments under this Agreement may serve to relieve the Companies, in whole or in part, from such Participation Agreement obligations. The Manager and the Companies agree that no payments made by the Manager to the Companies under this Letter Agreement are for administrative services to the Trust that the Trust has agreed to pay for under the Participation Agreement.

3. Nature of Payments

                 The Companies and the Manager recognize and agree that the Manager’s payments to the Companies under this Letter Agreement are for administrative services only and (a) do not constitute payment in any manner for investment advisory services or for the cost of distributing the Contracts or of Fund shares, and (b) are not otherwise related to investment advisory or distribution services or expenses, or administrative services that the Companies are obligated by the Contracts to provide to owners of Contracts. In this regard, the Companies represent that:

2

•	payments to the Companies from the Manager under this Letter Agreement are for the administrative services described herein.

•	the administrative services herein are not ones for which the Trust has agreed to perform, provide or pay for under the Participation Agreement.

•	the Companies have the legal authority to accept such payments.

•
to the extent required by applicable law, the Companies have taken such payments into account in making any determinations pursuant to Sections 26(f)(2)(A) and 26(f)(3) of the Investment Company Act of 1940 for the Contracts.

                 The amount of administrative expense payments made by the Manager to the Companies pursuant to section 1 (a) of this Letter Agreement, are not, and shall not be deemed to be, indicative of the Manager’s bonafide profits from serving as investment manager to the Trust and the Funds, or of actual costs to the Companies of providing administrative services to the Manager, the Trust and the Funds.

4. Term and Termination

This Letter Agreement shall remain in full force and effect for a period of one year from the date specified above and shall be automatically renewed thereafter for successive one-year periods, unless (a) terminated in mutual agreement in writing or (b) terminated with 30 days written notice before the end of any one-year term. This Letter Agreement shall terminate automatically upon termination of the Participation Agreement.

5. Amendment

                 This Letter Agreement may be amended only by mutual agreement of the Manager and the Companies in writing, except that the parties agree that Manager may unilaterally amend Schedule A to this Agreement to add additional investment companies or series (“New Funds”) as Funds subject to the provisions of this Letter Agreement by sending to Companies a written notice of the New Funds and indicating therein the fees to be paid to the Companies.

                 If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed Letter Agreement to me.

Very truly yours,

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Name: Erdem Cimen
Title: VP, Chief Financial Officer and Treasurer
3

Accepted and agreed to as of 8/8 , 2007
Great-West Life & Annuity Insurance Company

By:
Christopher Bergen
Name:
V.P.
Title:

Accepted and agreed to as of 8/13 , 2007.
First Great-West Life & Annuity Insurance Company

By:
SUSAN GILE
Name:
V.P.
Title:
4

SCHEDULE A

Class Name	Total Annual Rate

Wells Fargo Variable Trust Asset Allocation Fund	0.05% bps

Wells Fargo Variable Trust C&B Large Cap Value Fund	0.05% bps

Wells Fargo Variable Trust Discovery Fund	0.05% bps

Wells Fargo Variable Trust Equity Income Fund	0.05% bps

Wells Fargo Variable Trust International Core Fund	0.05% bps

Wells Fargo Variable Trust Large Company Core Fund	0.05% bps

Wells Fargo Variable Trust Large Company Growth Fund	0.05% bps

Wells Fargo Variable Trust Money Market Fund	0.05% bps

Wells Fargo Variable Trust Multi Cap Value Fund	0.05% bps

Wells Fargo Variable Trust Opportunity Fund	0.05% bps

Wells Fargo Variable Trust Small Cap Growth Fund	0.05% bps

Wells Fargo Variable Trust Small/Mid Cap Value Fund	0.05% bps

Wells Fargo Variable Trust Total Return Bond Fund	0.05% bps

5